As filed with the Securities and Exchange Commission on September 9, 2026

Registration No. 333-298428

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1 on

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2860 (Primary Standard Industrial Classification Code Number))	33-4582264 (I.R.S Employer Identification Number)

3040 Post Oak Blvd. Floor 18 Suite 164 Houston, TX 77056 (346) 630-4724 (Address, including Zip Code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher Cooper

Chief Executive Officer

3040 Post Oak Blvd.

Floor 18 Suite 164

Houston, TX 77056

(346) 630-4724

(Name, address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

Julio C. Esquivel, Esq. Shumaker, Loop & Kendrick, LLP 101 E. Kennedy Blvd., Suite 2800 Tampa, FL 33602 Telephone: (813) 229-7600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415, other than securities offered only in connection with dividend or interest reinvestment plans, under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Pre-Effective Amendment No. 1”) is being filed by the Company (i) to convert the Initial Registration Statement into a registration statement on Form S-3 and (ii) to include updated information regarding the selling stockholders named in the prospectus. All applicable registration fees were paid at the time of the original filing of the Initial Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission has become effective under the Securities Act of 1933, as amended. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 9, 2026

PRELIMINARY PROSPECTUS

XCF Global, Inc.

Up to 195,390,019 Shares of Class A Common Stock

This prospectus relates to the resale of 195,390,019 shares of Class A common stock, $0.0001 par value per share (“Common Stock”) of XCF Global, Inc. (“we,” “us,” “our,” the “Company,” or “XCF”) offered by the selling stockholders identified in this prospectus (the “Selling Stockholders”), or their respective pledgees, donees, transferees, assignees and other successors-in- interest. The shares of Common Stock offered under this prospectus include 195,390,019 shares of our Common Stock received by the Selling Stockholders in connection with certain private placements and in connection with certain agreements. We are registering the shares of common stock on behalf of the Selling Stockholders, to be offered and sold by them from time to time.

The 195,390,019 shares of Common Stock offered for resale under this prospectus consists of:

i.	666,667 shares of Common Stock issued to Intracoastal Capital LLC pursuant to a Securities Purchase Agreement, by and between the Company and Intracoastal Capital LLC, dated as of June 11, 2026;
ii.	5,300,146 shares of Common Stock consisting of (i) 1,133,479 shares of Common Stock issued pursuant to a Promissory Note, by and between the Company and Narrow Road Capital Ltd, dated as of May 1, 2025, (ii) 666,667 shares of Common Stock issued pursuant to a Securities Purchase Agreement, by and between the Company and Narrow Road Capital Ltd., dated as of June 11, 2026, and (iii) 3,500,000 shares of Common Stock issued pursuant to a Debt Conversion Agreement, effective September 4, 2026;
iii.	4,000,000 shares of Common Stock issued to Twain GL XXVIII, LLC pursuant to a Forbearance Agreement, by and between the Company and Twain GL XXVIII, LLC, dated as of April 27, 2026;
iv.	103,333,340 shares of Common Stock consisting of (i) 90,000,000 shares of Common Stock issued pursuant to a Term Sheet, by and between the Company, EEME Energy SPV I, LLC and certain other parties, dated as of January 26, 2026, and (ii) 13,333,340 shares of Common Stock issued to EEME Energy SPV I, LLC pursuant to a Securities Purchase Agreement, by and between the Company and EEME Energy SPV I, LLC, dated as of May 25, 2026;
v.	275,144 shares of Common Stock issued to BTIG, LLC pursuant to a Letter Agreement, by and between the Company and BTIG, LLC, dated as of May 14, 2025, and a Termination Letter Agreement, by and between the Company and BTIG, LLC, dated as of February 18, 2026;
vi.	365,104 shares of Common Stock issued to Sumon Chaudhuri pursuant to a Consulting Agreement, by and between the Company and Sumon Chaudhuri, dated as of November 19, 2025;

vii.	37,033,385 shares of Common Stock issued to Encore DEC, LLC pursuant to a Payable and Acknowledgment and Settlement Agreement, by and between the Company, New Rise Renewables Reno LLC and Encore DEC, LLC, dated as of June 11, 2026;
viii.	23,833,340 shares of Common Stock consisting of (i) 10,000,000 shares of Common Stock issued to Brown Stone Capital Ltd. pursuant to a Securities Purchase Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of April 15, 2026, (ii) 13,333,340 shares of Common Stock issued to Brown Stone Capital Ltd. pursuant to a Securities Purchase Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of May 22, 2026, and (iii) 500,000 shares of Common Stock issued pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of July 1, 2026;
ix.	1,047,353 shares of Common Stock consisting of: (i) 1,012,353 issued to Roth Capital Partners, LLC pursuant to an Engagement Letter, by and between the Company and Roth Capital Partners, LLC, dated as of December 24, 2025 and (ii) 35,000 shares of Common Stock that are issuable upon the exercise of certain warrants that were issued pursuant to the terms of an Engagement Letter, by and between the Company and Roth Capital Partners, LLC, dated as of December 24, 2025;
x.	151,666 shares of Common Stock issued to H.C. Wainwright & Co., LLC pursuant to an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026;
xi.	8,125 shares of Common Stock issuable upon the exercise of certain warrants held by Noam Rubinstein which were issued in connection with an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026;
xii.	650 shares of Common Stock issuable upon the exercise of certain warrants held by Charles Worthman which were issued in connection with an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026;
xiii.	41,681 shares of Common Stock issuable upon the exercise of certain warrants held by Augustus Trading LLC which were issued in connection with an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026;
xiv.	14,544 shares of Common Stock issuable upon the exercise of certain warrants held by Wilson Drive Holdings LLC which were issued in connection with an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026;
xv.	554,324 shares of Common Stock issued to Joseph Cunningham pursuant to a Separation Agreement, by and between the Company and Joseph Cunningham, dated as of February 28, 2025;
xvi.	554,324 shares of Common Stock issued to Steve Goodwin pursuant to a Separation Agreement, by and between the Company and Steve Goodwin, dated as of March 1, 2025;
xvii.	848,734 shares of Common Stock issued to He Must Increase LLC pursuant to certain Debt Cancellation Agreements, each dated May 14, 2026, by and between the Company and He Must Increase LLC;
xviii.	509,613 shares of Common Stock issued to Connective Capital I QP LP pursuant to a Securities Purchase Agreement, by and between the Company and Connective Capital I QP LP, dated as of June 11, 2026;
xix.	2,157,054 shares of Common Stock issued to Connective Capital Emerging Energy QP LP pursuant to a Securities Purchase Agreement, by and between the Company and Connective Capital Emerging Energy QP LP, dated as of June 11, 2026;
xx.	500,000 shares of Common Stock issued to Hollywood Horizons, Inc. pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, dated as of July 16, 2026, by and between the Company and Hollywood Horizons, Inc.;
xxi.	6,666,667 shares of Common Stock issued to Lombard Street Partners, LLC in exchange for $1,000,000.05 pursuant to a Purchase Agreement, by and between the Company and Lombard Street Partners, LLC, dated as of July 20, 2026;
xxii.	281,491 shares of Common Stock issued to Gregory Segars Cribb issued pursuant to the terms of a Promissory Note, by and between the Company and Gregory Segars Cribb, dated as of May 9, 2025;
xxiii.	1,080,000 shares of Common Stock issued to Polar Multi-Strategy Master Fund pursuant to the terms of a Subscription Agreement, by and between the Company and Polar Multi-Strategy Master Fund, dated as of November 23, 2025;
xxiv	1,166,667 shares of Common Stock consisting of: (i) 500,000 shares issued to Abri Capital Limited as commitment fee shares pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026, and (ii) 666,667 shares underlying the promissory note which may be issued to Abri Capital Limited upon conversion pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026 ; and
xv.	5,000,000 shares of Common Stock that may be issued to Cohen and Company Securities, LLC pursuant to the terms of a Convertible Promissory Note by and between the Company and Cohen and Company Securities, LLC, dated as of July 7, 2025.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of common stock by the Selling Stockholders pursuant to this prospectus. Given the substantial number of shares of our common stock being registered for potential resale by Selling Stockholders pursuant to this prospectus, the sale of the shares by the Selling Stockholders, or the perception in the market that the Selling Stockholders intend to sell a large number of shares, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock. Stockholders may have acquired some of the shares of our common stock that may be sold hereunder at prices substantially below market prices existing at the time of its sale of those shares and may therefore have incentive to sell their shares of common stock pursuant to this prospectus.

The Selling Stockholders will be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act with regard to the shares of our common stock that the Selling Stockholders sell for its own behalf. The Selling Stockholders may offer all or part of the shares for resale from time to time or otherwise dispose of the shares in a number of different ways, including through public or private transactions, at either prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for more information about how the Selling Stockholders may sell or otherwise dispose of the shares pursuant to this prospectus.

Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of such shares. The Company will be responsible for the payment of all the fees and expenses related to the registration of the shares, provided that the Selling Stockholders will be responsible for all brokerage fees and commissions and similar expenses attributable to sales of the shares of common stock.

Our common stock is listed on The Nasdaq Stock Market under the symbol “SAFX.” On September 8, 2026, the last reported sale price of our common stock was $0.41 per share. You are urged to obtain current market data and should not use the market price as of September 8, 2026, as a prediction of the future market price of our common stock.

We are an “emerging growth company” and a “smaller reporting company,” as those terms are defined under the federal securities laws, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus forms a part and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves significant risk. You should carefully read and consider the information referred to under “Risk Factors” beginning on page 5 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements with the SEC. We urge you to read the entire prospectus, any such amendments or supplements, any free writing prospectuses we may file with the SEC, and any documents incorporated by reference into this prospectus or any prospectus supplement carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the Shares offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the Shares offered by them described in this prospectus.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus we file with the SEC. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.” The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not consider any information contained in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in the Shares. We are not making any representation to you regarding the legality of an investment in the Shares by you under applicable investment or similar laws.

The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offer and sale of the Shares in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, any sale, offer to sell, or solicitation of any offer to purchase, the Shares in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of our securities and the distribution of this prospectus outside the United States.

All references in this prospectus and any prospectus supplement to the “Company,” “we,” “us,” “our,” or similar references refer to XCF Global, Inc. (formerly known as Focus Impact BH3 NewCo, Inc.) and our subsidiaries, except where the context otherwise requires or as otherwise indicated.

All references in this prospectus and any prospectus supplement to (i) “NewCo” refer to Focus Impact BH3 NewCo, Inc. prior to the Closing Date of the Prior Business Combination (each as defined below), (ii) “XCF” or “Legacy XCF” refer to XCF Global Capital, Inc., a Nevada corporation, prior to such Closing Date and (iii) “Focus Impact” refer to Focus Impact BH3 Acquisition Company, a Delaware corporation.

References to the “Prior Business Combination” refer collectively to the transactions completed on June 6, 2025 (the “Closing Date”) pursuant to that certain Business Combination Agreement dated as of March 11, 2024 by and among Focus Impact, NewCo, Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF (as amended, the “Prior Business Combination Agreement”). In connection with the closing of the Prior Business Combination, NewCo changed its name to “XCF Global, Inc.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus may contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, endorsement or sponsorship by us or an endorsement or sponsorship by any third party of us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement, along with other documents that are publicly disseminated by us, contains or might contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements included in this Registration Statement and in any subsequent filings made by us with the Securities and Exchange Commission (the “SEC”) other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) statements regarding the company’s expectations with respect to future performance and anticipated financial impacts of the recently completed Prior Business Combination, (ii) projections of revenue, earnings, capital structure and other financial items, (iii) statements of our plans and objectives, (iv) statements of expected future economic performance, and (v) assumptions underlying statements regarding us or our business. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “could,” “seeks,” “plans,” “intends,” “anticipates” “outlook,” “continues,” “approximately,” “predicts,” “estimates,” “projects,” or “scheduled to” or the negatives of those terms, or other variations of those terms or comparable language, or by discussions of strategy or other intentions.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause our actual results to be materially different from the forward-looking statements include the following risks and other factors discussed under “Risk Factors” in this Registration Statement. These factors include:

●	changes in domestic and foreign business, market, financial, political, regulatory and legal conditions;
●	unexpected increases in our expenses, including manufacturing and operating expenses and interest expenses, as a result of potential inflationary pressures, changes in interest rates and other factors;
●	the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with regard to our offtake arrangements;
●	the risk that the Business Combination between the Company, XCF, DEVS and EEME is not consummated;
●	the outcome of any legal proceedings that may be instituted against the parties to the Business Combination or others;
●	our ability to continue to meet Nasdaq’s continued listing standards;
●	our ability to integrate the operations of New Rise and implement its business plan on its anticipated timeline;
●	our ability to raise financing to fund our operations and business plan and the terms of any such financing;
●	the New Rise Reno production facility’s ability to produce the anticipated quantities of SAF without interruption or material changes to the SAF production process;
●	the New Rise Reno production facility’s ability to produce renewable diesel in commercial quantities without interruption during the ongoing SAF ramp-up process;
●	our ability to resolve current disputes between our New Rise subsidiary and its landlord with respect to the ground lease for the New Rise Reno facility;
●	our ability to resolve current disputes between our New Rise subsidiary and its primary lender with respect to loans outstanding that were used in the development of the New Rise Reno facility;
●	payment of fees, expenses and other costs related to the completion of the Prior Business Combination and the New Rise acquisitions;
●	the risk of disruption to our current plans and operations as a result of the consummation of the Prior Business Combination and the Business Combination between the Company, XCF, DEVS and EEME;
●	our ability to recognize the anticipated benefits of the Prior Business Combination, the New Rise acquisitions and Business Combination between the Company, XCF, DEVS and EEME, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;
●	changes in applicable laws or regulations;
●	risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities;
●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;
●	the availability of tax credits and other federal, state or local government support;
●	risks relating to our and New Rise’s key intellectual property rights, including the possible infringement of their intellectual property rights by third parties;
●	the risk that our reporting and compliance obligations as a publicly traded company divert management resources from business operations;
●	the effects of increased costs associated with operating as a public company; and
●	various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in our filings with the SEC, including the risk factors contained herein and filings we make with the SEC in the future.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this registration statement, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and may not contain all the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under the heading “Risk Factors,” and our financial statements and related notes included in this prospectus before making an investment decision.

XCF Global, Inc.

Overview

Unless otherwise stated herein or unless the context otherwise requires, the terms “we,” “us,” “our,” “XCF,” and the “Company” refer to XCF Global, Inc. (formerly known as Focus Impact BH3 NewCo, Inc.), a Delaware corporation, after giving effect to the Prior Business Combination between Focus Impact BH3 Acquisition Company, a Delaware corporation (“Focus Impact”), Focus Impact BH3 NewCo, Inc., a Delaware corporation (“NewCo”), Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF Global Capital, Inc., a Nevada corporation (“Legacy XCF”), on June 6, 2025.

Legacy XCF was incorporated on January 20, 2023, for the purpose of making investments in renewable energy assets and production facilities. XCF has completed acquisitions in Nevada, Florida, and North Carolina as the foundation for the Company’s first production of sustainable aviation fuel (“SAF”), a synthetic kerosene derived from waste- and residue-based feedstocks such as waste oils and fats, green and municipal waste, and non-food crops and, currently, blended with conventional Jet-A fuel. XCF is committed to reducing the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. Though we are focused on promoting and accelerating the decarbonization of the aviation industry through SAF, we may, opportunistically, produce other renewable products such as renewable diesel, a renewable fuel, and bio-based glycerol, also known as natural glycerin, which is used in healthcare, food, and cosmetics industries. We believe there is a market opportunity in the aviation and renewable fuel sectors as a result of a combination of regulatory support, industry-led demand, and end-user commitment. The actual market environment may evolve differently from our expectations and is subject to a variety of external forces such as government regulation and technological development that may impact the market opportunity. XCF intends to build a nationwide portfolio of SAF and renewable fuels production facilities that use waste- and residue-based feedstocks at competitive production costs. We also intend to implement a fully integrated business model from feedstock supply and production to marketing and sales of SAF and renewable fuels. XCF is currently one of the few publicly traded renewable fuels companies primarily focused on SAF and renewable fuels in the United States, with the stated intention to be a majority SAF producer, distinguishing itself from peers that are predominantly legacy crude oil refiners.

Our intention is to scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability, and quality. Our initial operations include the New Rise Reno Renewables LLC (“New Rise Reno”) renewable fuel production facility. Legacy XCF completed acquisitions of New Rise SAF Renewables, LLC (“New Rise SAF”) and New Rise Renewables, LLC (“New Rise Renewables”) (collectively, New Rise SAF and New Rise Renewables are referred to as “New Rise”) on January 23, 2025 and February 19, 2025 respectively. Herein, we refer to the acquisitions of New Rise SAF and New Rise Renewables as the “New Rise Acquisitions”. Legacy XCF also owns dormant biodiesel plants in Fort Myers, FL and Wilson, NC that it is considering to further build-out and reconstruct into SAF, renewable fuels, and/or associated SAF-related infrastructure. The Company is continuing to evaluate the role of each of the Fort Myers, Florida and Wilson, North Carolina facilities within XCF’s broader SAF and renewable fuel value chain.

Blended with conventional Jet-A fuel, SAF is a “drop-in fuel” which means it can be used in existing aircraft and aviation infrastructure without the need for modification. Publications by a variety of industry organizations and experts, for example a thought leader piece with Air bp global aviation sustainability director posted on the BP p.l.c. (“BP”) website and publications from the IATA estimate that SAF can reduce lifecycle greenhouse gas emissions by up to 80% compared to conventional jet fuel; this estimated reduction in greenhouse gas emissions is based on factors that impact the ultimate reduction in greenhouse gas emissions for a given SAF product including the feedstock used, the production method employed, and the supply chain to the airport. In a recent study by the EPA on Atmospheric Concentrations of Greenhouse Gases, global atmospheric concentrations of carbon dioxide, methane, nitrous oxide, and certain manufactured greenhouse gases have all risen significantly over the last few hundred years. Further, the EPA has noted that the combustion of fossil fuels such as gasoline and diesel to transport people and goods was the largest source of CO2 emissions in 2022, accounting for 35% of total U.S. CO2 emissions and 28% of total U.S. greenhouse gas emissions.

3

THE OFFERING

Common stock outstanding before this offering:	415,296,896 shares as of September 8, 2026

Common stock offered by the Selling Stockholders:	Up to 195,390,019 shares of common stock

Terms of this offering:	The Selling Stockholders, including their transferees, donees, pledgees, assignees, and successors-in-interest, may sell, transfer, or otherwise dispose of any or all of the Shares on the Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of Proceeds:	We are not selling any securities under this prospectus and will not receive any proceeds from the sale of common stock by the Selling Stockholders pursuant to this prospectus. See “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Symbol	SAFX

4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information” for more information. The risks described these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

The sale of a substantial amount of our common stock, including resale of the common stock held by the Selling Stockholders in the public market could adversely affect the prevailing market price of our Common Shares.

We are registering for resale 195,390,019 shares of common stock, including, 100,000 shares issuable upon exercise of Placement Agent Warrants. In comparison, we have 411,796,896 outstanding shares of common stock as of the date of this prospectus. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock, and the market value of our other securities. We cannot predict if and when the Selling Stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

Investors who buy shares at different times from the Selling Stockholders will likely pay different prices.

The Selling Stockholders will have discretion, subject to market demand, to vary the timing, prices and amount of common stock issuable upon the exercise of Private Placement Warrants sold by them pursuant to this prospectus. If and when they do elect to sell common stock issuable upon the exercise of Private Placement Warrants, the Selling Stockholders may sell all, some or none of such shares at any time or time to time at their discretion and at different prices. As a result, investors who purchase common stock from Selling Stockholders in this offering at different times will likely pay different prices for shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders as a result of future sales made by Selling Stockholders to other investors at prices lower than the prices such earlier investors paid for their shares from the Selling Stockholders.

The market price of our securities may be volatile.

The trading price of our shares of common stock may be volatile and subject to fluctuations in response to various factors, some of which are beyond our control, including the risk factors contained in this prospectus.

MARKET INDUSTRY AND DATA

Information contained in this prospectus concerning the market and the industry in which XCF competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by XCF based on such sources and XCF’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Although XCF has not independently verified the accuracy or completeness of any third-party information, XCF believes the industry and market position information included in this prospectus is reliable. The industry in which XCF operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors” and elsewhere in this prospectus.

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USE OF PROCEEDS

All of the shares of our common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We will not receive any of the proceeds from the resale of the shares of common stock by the Selling Stockholders.

We will pay all of the fees and expenses incurred in connection with the registration of the shares of common stock other than any discounts, concessions, commissions and similar selling expenses attributable to the sale of shares, which will be borne by the Selling Stockholders.

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DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer the shares of common stock at the prevailing market prices or at privately negotiated prices as it may determine from time to time. We have no control over the prices at which the Selling Stockholders may offer and sell the shares of common stock they hold under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our common stock are currently listed on the Nasdaq Capital Market under the symbol “SAFX”. On September 8, 2026, there were 575 holders of record of our common stock.

Dividend Policy

XCF has not paid any cash dividends on its capital stock and we do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws, and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant. In addition, our ability to pay cash dividends on our capital stock in the future may be limited by the terms of any future debt or preferred securities we issue or any credit facilities we enter into.

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TRANSACTIONS RELATED TO THE OFFERING UNDER THIS PROSPECTUS

The common stock to be offered by the Selling Stockholders under this prospectus include, in large part, shares of common stock that were issued pursuant to a number of transactions completed in connection certain private placements and related to certain agreements. These transactions are summarized below.

Intracoastal Capital LLC

We are registering 666,667 shares of Common Stock that were issued in exchange for $100,000.05 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Intracoastal Capital LLC, dated as of June 11, 2026.

Narrow Road Capital Ltd.

We are registering a total of 5,300,146 shares of Common Stock which consists of: (i) 1,133,479 shares of Common Stock that were issued pursuant to the terms of a Promissory Note, by and between the Company and Narrow Road Capital Ltd, dated as of May 1, 2025, (ii) 666,667 shares of Common Stock that were issued pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Narrow Road Capital Ltd., dated as of June 11, 2026 and (iii) 3,500,000 shares of Common Stock issued pursuant to a Debt Conversion Agreement, effective September 4, 2026, by and between the Company and Narrow Road Capital Ltd.

Gregory Segars Cribb

We are registering 281,491 shares of Common Stock that were issued pursuant to the terms of a Promissory Note, by and between the Company and Gregory Segars Cribb, dated as of May 9, 2025.

Twain GL XXVIII, LLC

We are registering 4,000,000 shares of Common Stock that were issued as a condition to forbearance pursuant to the terms of a Forbearance Agreement, by and between the Company and Twain GL XXVIII, LLC, dated as of April 27, 2026.

EEME Energy SPV I, LLC

We are registering a total of 103,333,340 shares of Common Stock which consists of: (i) 90,000,000 shares of Common Stock that were issued pursuant to the terms of a Term Sheet, by and between the Company, EEME Energy SPV I, LLC and certain other parties, dated as of January 26, 2026 and (ii) 13,333,340 shares of Common Stock that were issued in exchange for $2,000,000 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and EEME Energy SPV I, LLC, dated as of May 25, 2026.

BTIG, LLC

We are registering 275,144 shares of Common Stock that were issued pursuant to the terms of a Letter Agreement, by and between the Company and BTIG, LLC, dated as of May 14, 2025 and the terms of a Termination Letter Agreement, by and between the Company and BTIG, LLC, dated as of February 18, 2026.

Sumon Chaudhuri

We are registering 365,104 shares of Common Stock that were issued as payment for consulting services for the months of November 2025 through January 2026 pursuant to a Consulting Agreement, by and between the Company and Sumon Chaudhuri, dated as of November 19, 2025.

Encore DEC, LLC

We are registering 37,033,385 shares of Common Stock that were issued pursuant to the terms of a Payable and Acknowledgment and Settlement Agreement, by and between the Company, New Rise Renewables Reno LLC and Encore DEC, LLC, dated as of June 11, 2026.

Brown Stone Capital Ltd.

We are registering a total of 23,833,340 shares of Common Stock which consists of: (i) 10,000,000 shares of Common Stock issued in exchange for $1,000,000 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of April 15, 2026, (ii) 13,333,340 shares of Common Stock issued in exchange for $2,000,000 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of May 22, 2026 and (iii) 500,000 shares of Common Stock that were issued pursuant to the terms of a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of July 1, 2026;

Roth Capital Partners, LLC

We are registering a total of 1,047,353 which consists of: (i) 1,012,353 shares of Common Stock that were issued pursuant to the terms of an Engagement Letter, by and between the Company and Roth Capital Partners, LLC, dated as of December 24, 2025 and (ii) 35,000 shares of Common Stock that are issuable upon the exercise of certain warrants that were issued pursuant to the terms of an Engagement Letter, by and between the Company and Roth Capital Partners, LLC, dated as of December 24, 2025.

Joseph Cunningham

We are registering 554,324 shares of Common Stock that were issued as severance payments pursuant to the terms of a Separation Agreement, by and between the Company and Joseph Cunningham, dated as of February 28, 2025.

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Steve Goodwin

We are registering 554,324 shares of Common Stock that were issued as severance payments pursuant to the terms of a Separation Agreement, by and between the Company and Steve Goodwin, dated as of March 1, 2025.

He Must Increase LLC

We are registering 848,734 shares of Common Stock that were issued to HMI pursuant to the terms of certain Debt Cancellation Agreements, each dated May 14, 2026, by and between the Company and HMI. The shares were issued in satisfaction of an aggregate of $382,779.13 of indebtedness at a conversion price of $0.451 per share.

Connective Capital I QP LP

We are registering 509,613 shares of Common Stock that were issued in exchange for $76,441.95 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Connective Capital I QP LP, dated as of June 11, 2026.

Connective Capital Emerging Energy QP LP

We are registering 2,157,054 shares of Common Stock that were issued in exchange for $323,558.10 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Connective Capital Emerging Energy QP LP, dated as of June 11, 2026.

H.C. Wainwright & Co., LLC

We are registering 151,666 shares of Common Stock to H.C. Wainwright & Co., LLC that were issued pursuant to the terms of an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026.

We are registering 8,125 shares of Common Stock that are issuable upon the exercise of certain warrants held by Noam Rubinstein, which were issued in connection with the terms of an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026.

We are registering 650 shares of Common Stock that are issuable upon the exercise of certain warrants held by Charles Worthman, which were issued in connection with the terms of an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026.

We are registering 41,681 shares of Common Stock that are issuable upon the exercise of certain warrants held by Augustus Trading LLC, which were issued in connection with the terms of an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026.

We are registering 14,544 shares of Common Stock that are issuable upon the exercise of certain warrants held by Wilson Drive Holdings LLC, which were issued in connection with the terms of an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026.

Hollywood Horizons, Inc.

We are registering 500,000 shares of Common Stock consisting of 500,000 shares issued to that were issued to Hollywood Horizons, Inc. as a non-refundable commitment fee pursuant to the terms of a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, dated as of July 16, 2026, by and between the Company and Hollywood Horizons, Inc.

Lombard Street Partners, LLC

We are registering 6,666,667 shares of Common Stock that were issued in exchange for $1,000,000.05 pursuant to the terms of a Purchase Agreement, by and between the Company and Lombard Street Partners, LLC, dated as of July 20, 2026.

Polar Multi-Strategy Master Fund

We are registering 1,080,000 shares of Common Stock issued to Polar Multi-Strategy Master Fund as penalty shares pursuant to the terms of a Subscription Agreement, by and between the Company and Polar Multi-Strategy Master Fund, dated as of November 23, 2025.

Abri Capital Limited

We are registering 1,166,667 shares of Common Stock consisting of: (i) 500,000 shares issued to Abri Capital Limited as commitment fee shares pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026, and (ii) 666,667 shares underlying the promissory note which may be issued to Abri Capital Limited upon conversion pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026 ; and

Cohen and Company Securities, LLC

We are registering 5,000,000 shares of Common Stock that may be issued to Cohen and Company Securities, LLC pursuant to the terms of a Convertible Promissory Note, by and between the Company and Cohen and Company Securities, LLC, dated as of July 7, 2025.

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SELLING STOCKHOLDERS

This prospectus relates to the resale of 195,390,019 shares of common stock offered by the Selling Stockholders listed below. We are registering the shares of common stock to permit the Selling Stockholders and their pledgees, donees, transferees, assignees and other successors-in-interest that receive their shares of common stock from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares of common stock when and as they deem appropriate in the manner described in the “Plan of Distribution”.

The table below presents information regarding the Selling Stockholders and the shares of our common stock that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders.

The second column lists the number the shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the common stock. The third column (entitled “Maximum Number of Common Stock to be Offered Pursuant to this Prospectus”) represents all of the common stock that the Selling Stockholders may offer under this prospectus. The fourth and fifth columns list the amount of common stock owned after the offering, by number of shares of common stock and percentage of outstanding shares of common stock assuming in both cases the sale of all of the commons stock offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell some, all or none of their shares in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

None of the Selling Stockholders has been an officer or director of the Company or any of its predecessors within the last three years. As described in “Certain Relationships and Related Party Transactions,” Randy Soule, through entities that he controls, has had and currently has material business relationships with the Company.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering		Percentage of Shares Owned After the Offering
EEME Energy SPV I, LLC (2)	109,499,560	103,330,340	6,166,220		1.4%
Brown Stone Capital LTD (3)	23,833,340	23,833,340	—		*
Lombard Street Partners, LLC (4)	6,666,667	6,666,667	—		*
Twain GL XXVIII, LLC (5)	8,000,000	4,000,000	4,000,000		*
Connective Capital Emerging Energy QP LP (6)	2,157,054	2,157,054	—		*
Narrow Road Capital LTD (7)	5,300,146	5,300,146	—		*
Roth Capital Partners, LLC (8	1,047,353	1,047,353	—		*
Polar Multi-Strategy Master Fund (9)	1,080,000	1,080,000	—
Encore DEC, LLC (10)	37,033,385	37,033,385	—		*
He Must Increase, LLC (11)	848,734	848,734	—		*
Intracoastal Capital, LLC (12)	666,667	666,667	—		*
Joseph F. Cunningham(13)	554,324	554,324	—		*
Steve Goodwin(14)	554,324	554,324	—		*
Connective Capital I QP LP (15)	509,613	509,613	—		*
Hollywood Horizons, Inc. (16)	500,000	500,000	—	*	*
Sumon Chaudhuri(17)	427,858	365,104	62,754		*
H.C. Wainwright & Co., LLC (18)	151,666	151,666	—		*
BTIG, LLC(19)	275,144	275,144	—		*
Augustus Trading LLC (20)	48,681	48,681	—		*
Wilson Drive Holdings LLC (21)	14,544	14,544	—		*
Noam Rubinstein (22)	8,125	8,125	—		*
Charles Worthman (23)	650	650	—		*
Gregory Segars Cribb (24)	386,217	281,491	105,069		*
Cohen & Company Securities, LLC (25)	—	5,000,000	—
Abri Capital Limited (26)	1,166,667	1,166,667	—

*less than 1.0%

(1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2) The securities offered pursuant to this prospectus consist of 103,333,340 shares of common stock. EEME Energy SPV I, LLC is a limited liability company organized under the laws of Wyoming and its business address is 30 N. Gould St., Suite R, Sheridan, WY 82801. Majique Ladnier is the sole member of EEME Energy SPV I, LLC and has sole voting and investment authority over the shares of our common stock indicated in the table.

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(3) The securities offered pursuant to this prospectus consist of 23,833,340 shares of common stock. Brown Stone Capital LTD is a company organized under the laws of the United Kingdom and its business address is Rear No 2 Glenthorne Road London N11 3HT United Kingdom. Nima Montazeri owns all of the membership interests in Brown Stone Capital LTD and has sole voting and investment authority over the shares of our common stock indicated in the table.

(4) The securities offered pursuant to this prospectus consist of 6,666,667 shares of common stock. Lombard Street Partners, LLC is a limited liability company organized under the laws of California and its business address is 30 N. Gould St., Suite R, Sheridan, WY 82801.

(5) The securities offered pursuant to this prospectus consist of 4,000,000 shares of common stock. The business address of TWAIN GL XXVIII, LLC is 2200 Washington Avenue, St. Louis, MO 63103. TWAIN GL XXVIII, LLC is managed by Twain Financial Partners Holdings, LLC. Mathew Badler and Marc Hirshman have voting and investment authority over the shares of our common stock indicated in the table.

(6) The securities offered pursuant to this prospectus consist of 2,157,054 shares of common stock. Connective Capital Emerging Energy QP LP is a Delaware limited partnership and its business address is 720 University Ave Ste 100 Palo Alto Ca 94301-2149. Mr. Roberrt Romero has voting and investment authority over the shares of our common stock indicated in the table.

(7) The securities offered pursuant to this prospectus consist of 5,300,146 shares of common stock. The business address of Narrow Road Capital LTD is The Coach House, Church Road, Turnbridge Wells, Kent, TN1 1JT UK. William Hodson, Director and Emilie Hodson, Director, have voting and investment authority over the shares of our common stock indicated in the table.

(8) The securities offered pursuant to this prospectus consist of 1,012,353 shares of common stock and 35,000 warrants. The business address of Roth Capital Partners, LLC is 888 San Clemente Dr Ste 400, Newport Beach CA 92660-6369.

(9) The securities offered pursuant to this prospectus consist of 1,080,000 shares of common stock. The business address of Polar Multi-Strategy Master Fund is 16 York Street, Suite 2900, Toronto, ON, M5J 0E6 CANADA. Polar Asset Management Partners Inc. is the manager of Polar Multi-Strategy Master Fund. Paul Sabourin, Chief Investment Officer of Polar Asset Management Partners Inc. has voting and investment authority over the shares of our common stock indicated in the table.

(10) The securities offered pursuant to this prospectus consist of 937,192 shares of common stock. Encore DEC, LLC is a limited liability company organized under the laws of Delaware and its business address is 425 Western Rd., Reno, NV 89506. Randy Soule owns all of the membership interests in Encore DEC, LLC and has sole voting and investment authority over the shares of our common stock indicated in the table.

(11) The securities offered pursuant to this prospectus consist of 848,734 shares of common stock. He Must Increase, LLC is an Arizona limited liability company and its business address is 333 N Wilmot Rd., Suite 340 Tucson AZ 85711.

(12) The securities offered pursuant to this prospectus consist of 666,667 shares of common stock. Intracoastal Capital, LLC is a Delaware limited liability company and its business address is 245 Palm Trail, Delray Beach FL, 33483. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

(13) The securities offered pursuant to this prospectus consist of 554,324 shares of common stock The business address of Mr. Cunningham is 7228 Marblethorpe Drive, Roseville, CA 95747. Mr. Cunningham has voting and investment authority over the shares of our common stock indicated in the table.

(14) The securities offered pursuant to this prospectus consist of 554,324 shares of common stock The business address of Mr. Goodwin is 3320 Fieldcrest Drive, Sacramento CA 95821. Mr. Goodwin has voting and investment authority over the shares of our common stock indicated in the table.

(15) The securities offered pursuant to this prospectus consist of 509,613 shares of common stock. Connective Capital I QP LP is a Delaware limited partnership and its business address is 720 University Ave Ste 100 Palo Alto Ca 94301-2149. Mr. Roberrt Romero has voting and investment authority over the shares of our common stock indicated in the table.

(16) The securities offered pursuant to this prospectus consist of 500,000 shares of common stock. Hollywood Horizon, Inc. is a corporation organized under the laws of California and its business address is 1628 Pandora Ave, Los Angeles, CA 90024-6114. Jacques Tizabi has sole voting and investment authority over the shares of our common stock indicated in the table.

(17) The securities offered pursuant to this prospectus consist of 365,104 shares of common stock The business address of Mr. Chaudhuri is 506 Pickney Avenue, Sugar Land, TX 77479. Mr. Chaudhuri has voting and investment authority over the shares of our common stock indicated in the table.

(18) The securities offered pursuant to this prospectus consist of 151,666 shares of common stock. H. C. Wainwright & Co., LLC is a registered broker dealer and has a registered address of c/o H.C. Wainwright & Co., LLC 430 Park Ave, 3rd Floor, New York, NY 10022. H.C. Wainwright & Co., LLC acted as our co-placement agent in connection with a private placement we consummated in June 2026. H.C. Wainwright & Co., LLC has sole voting and dispositive power over the securities held. H.C. Wainwright & Co., LLC acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, H.C. Wainwright & Co., LLC had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(19) The securities offered pursuant to this prospectus consist of 141,811 shares of common stock. The business address of BTIG, LLC is 350 Bush Street, 9th Floor, San Francisco, CA 94111. Anton Long, Chief Executive Officer, has voting and investment authority over the shares of our common stock indicated in the table.

(20) The securities offered pursuant to this prospectus consist of 48,681 shares of common stock issuable upon exercise of warrants. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaim any beneficial ownership of these securities. The business address of Augustus Trading LLC is 600 Lexington Avenue, 32nd Floor, New York, NY 10022. The selling stockholder has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

(21) The securities offered pursuant to this prospectus consist of 14,544 shares of common stock issuable upon exercise of warrants. Craig Schwabe is the managing member of Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Mr. Schwabe has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years. The business address of Wilson Drive Holdings LLC is 600 Lexington Avenue, 32nd Floor, New York, New York 10022.

(22) The securities offered pursuant to this prospectus consist of 8,125 shares of common stock issuable upon exercise of warrants. The selling stockholders is affiliated with H.C. Wainwright & Co., LLC, a registered broker-dealer with a business address of c/o H.C. Wainwright & Co., 430 Park Ave, 3rd Floor, New York, NY 10022. The selling stockholder has the voting and dispositive power over the securities held, acquired the warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. The selling stockholder has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

(23) The securities offered pursuant to this prospectus consist of 650 shares of common stock issuable upon exercise of warrants. The selling stockholder is affiliated with H.C. Wainwright & Co., LLC a registered broker dealer with a business address of c/o H.C. Wainwright & Co., 430 Park Ave, 3rd Floor, New York, NY 10022. The selling stockholder has the voting and dispositive power over the securities held, acquired the warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. The selling stockholder has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

(24) The securities offered pursuant to this prospectus consist of 281,491 shares of common stock.

(25) Up to 5,000,000 shares of common stock may be issued for the conversion of a convertible promissory note into common stock. The business address of Cohen and Company Securities, LLC is 2929 Arch Street, Suite 1703, Philadelphia, PA. 19104. Jerry Serowik has voting and investment authority over the shares of our common stock indicated in the table.

(26) The securities offered pursuant to this prospectus consist of 1,166,667 shares of Common Stock. The business address of Abri Capital Limited is 2 Church Street, Hamilton HM11 Bermuda. Jeffrey Tirman has voting and investment authority over the shares of our common stock indicated in the table.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (the “Bylaws”) in their entirety for a complete description of the rights and preferences of our securities. Our Charter and Bylaws are filed as exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

Our Charter authorizes the issuance of 550,000,000 shares, consisting of two classes of stock: (i) 500,000,000 shares of Class A Common Stock, par value $0.0001 per share (which we refer to as our common stock) and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share.

Voting Power

Except as otherwise provided in our Charter or as required by applicable law, holders of common stock will each be entitled to one vote per share. As of the date of this prospectus, we do not have any shares of preferred stock outstanding. If we do issue shares of preferred stock in the future, such shares may or may not have voting rights.

Dividends

Subject to any preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends and other distributions as may from time to time be declared by our board of directors, in its discretion out of legally available assets, ratably in proportion to the number of shares held by each such holder, and at such times and in such amounts as the board of directors in its discretion may determine.

Liquidation, Dissolution or Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment of debts and other liabilities and of and the rights of holders of preferred stock, if any, have been satisfied, the holders of all outstanding shares of our common stock will be entitled to receive our remaining assets available for distribution ratably in proportion to the number of shares held by each such stockholder.

Election of Directors

In general, directors are elected by a majority of the votes cast at an annual meeting of stockholders by holders of our common stock, voting as a single class.

At the closing of the Prior Business Combination, we entered into an Agreement Regarding Board Nomination Rights (the “Board Agreement”) Focus Impact BHAC Sponsor, LLC (“Sponsor”), which provides that for as long as the Sponsor maintains minimum ownership levels of our common stock, the Sponsor will be entitled to designate up to two directors Under the terms of the Board Agreement, the Sponsor currently is able to designate one director and that right will increase to a right to designate a second director in the event our board of directors is expanded to nine directors from six and the designation would not otherwise create adverse issues under Nasdaq listing requirements regarding board independence. If the Sponsor’s ownership level drops below certain specified levels, it will either be limited to designating one director, subject to the other terms of the Board Agreement, or will lose its designation right entirely. In addition, under the terms of the Board Agreement, the Sponsor is entitled to designate one person as board observer. We are obligated to take certain actions to assure that the Sponsor designees are nominated as directors.

Warrants

Upon the closing of the Prior Business Combination, we assumed Focus Impact’s obligations under their outstanding warrants. Each outstanding warrant will entitle the holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below. A warrant holder may exercise its warrants only for a whole number of shares of our common stock. The warrants will expire five years after the closing of the Prior Business Combination (the closing occurred on June 6, 2025), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

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Redemption of Warrants

Redemption of warrants when the price per share of our common stock equals or exceeds $18.00.

We may call the warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and
●	if, and only if, the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”).

Redemption of warrants when the price per share of our common stock equals or exceeds $10.00.

Once the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our common stock except as otherwise described below;
●	if, and only if, the closing price of our common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Anti-Dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and
●	if, and only if, the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Anti-Dilution Adjustments”), then the Private Placement Warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holder’s ability to cashless exercise its warrants) as the outstanding Public Warrants.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of our common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day immediately following the 10-trading day period described above ends.

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The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “- Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “- Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the market value and the newly issued price as set forth under the heading “- Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “- Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of	Fair Market Value of Common Stock
warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of our common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of our common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of our common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of our common stock.

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This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for our common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of our common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our shares of our common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth under “- Redemption of warrants when the price per share of our common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of the proxy statement/prospectus relating to the Prior Business Combination. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when our common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants our common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of our common stock than they would have received if they had chosen to wait to exercise their warrants for shares of our common stock if and when our common stock was trading at a price higher than the exercise price of $11.50.

Redemption Procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of our common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of our common stock is increased by a stock dividend payable in shares of our common stock, or by a split-up of shares of our common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of our common stock. A rights offering to holders of our common stock entitling holders to purchase shares of our common stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of our common stock equal to the product of (1) the number of shares of our common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our common stock) multiplied by (2) one minus the quotient of (x) the price per share of our common stock paid in such rights offering divided by (y) the historical fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for our common stock, in determining the price payable for our common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of our common stock as reported during the 10-trading day period ending on the trading day prior to the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

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In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our common stock on account of such shares of our common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of our common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of our common stock.

Whenever the number of shares of our common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our common stock (other than those described above or that solely affects the par value of such shares of our common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the Charter or as a result of the redemption of shares of our common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of our common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of our common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

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The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants: (i) are not redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in the prospectus related to the initial public offering, so long as they are held by the Sponsor or any of its permitted transferees. If the private warrants are held by holders other than the Sponsor or any of its permitted transferees, they will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the Units sold in the initial public offering.

Anti-Takeover Effects of Our Charter and Bylaws and Certain Provisions of Delaware Law

The Charter, the Bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of XCF. These provisions are intended to avoid costly takeover battles, reduce XCF’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the XCF board of directors to maximize stockholder value in connection with any unsolicited offer to acquire XCF. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of XCF by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our common stock. The Charter will provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special stockholder meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all of our directors then in office, except that holders of one or more series of our preferred stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of XCF by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

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Election of Directors and Vacancies

The Charter provides that our board of directors will determine the number of directors who will serve on the board. Our board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the closing date of the Prior Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the closing date of the Prior Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on our board of directors. The term of all Class I directors shall automatically become one year commencing on the seventh annual meeting of stockholders, the term of all Class II directors shall automatically become one year commencing on the eighth annual meeting of stockholders and the term of all Class III directors shall automatically become one year commencing on the ninth annual meeting of stockholders, with all directors having a term of one year from and after such ninth annual meeting of stockholders.

In addition, the Charter provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Board Agreement and any rights of the holders of preferred stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting our board will shorten the term of any incumbent director.

Business Combinations

We have elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Charter provides that we will not engage in any “business combinations” (as defined in the Charter), at any point in time at which our common stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in the Charter) for a three-year period after the time that such person became an interested stockholder unless:

●	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Under the Charter, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Under certain circumstances, such provisions in the Charter make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Charter could have an anti-takeover effect with respect to certain transactions which our board of directors does not approve in advance. Such provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Quorum

The Bylaws will provide that at any meeting of our board of directors a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the Charter expressly authorizes cumulative voting. The Charter does not authorize cumulative voting.

General Stockholder Meetings

The Charter will provide that special meetings of stockholders may be called only by or at the direction of our board of directors, the Chairman of the board or directors or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of stockholders following the closing of the Prior Business Combination, the date of the preceding annual meeting will be deemed to be June 30 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of New XCF.

Supermajority Provisions

The Charter and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the Delaware law or the Charter. Any amendment, alteration, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 66-2∕3% in voting power of all then outstanding shares of our stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s Charter, unless the Charter requires a greater percentage. The Charter provide that Section 4.4 of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, and Article X therein, including the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2∕3% in voting power of all then outstanding shares entitled to vote thereon, voting together as a single class:

●	the provision requiring a 66-2∕3% supermajority vote for stockholders to amend the NewCo Bylaws;
●	the provisions providing for a classified NewCo Board (the election and term of directors);
●	the provisions regarding filling vacancies on the NewCo Board and newly created directorships;
●	the provisions regarding resignation and removal of directors;
●	the provisions regarding calling special meetings of stockholders;
●	the provisions regarding stockholder action by written consent;
●	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

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●	the provisions regarding the selection of forum (see “- Exclusive Forum”); and
●	the amendment provision requiring that the above provisions be amended only with a 66-2∕3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of XCF or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of XCF. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of XCF, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of XCF to XCF or our stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against XCF or any current or former director, officer, other employee, agent or stockholder of XCF arising pursuant to any provision of the DGCL, the Charter (as it may be amended or restated from time to time) or the Bylaws (as it may be amended or restated from time to time), (iv) any action asserting a claim against XCF or any current or former director, officer, other employee, agent or stockholder of XCF governed by the internal affairs doctrine of the law of the State of Delaware or (v) any action to interpret, apply, enforce or determine the validity of the Charter shall, as to any action in the foregoing clauses (i) through (v), to the fullest extent permitted by law. be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article X of the Charter will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Charter. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with XCF or our directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, XCF may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

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Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that XCF has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of XCF or its subsidiaries. The Charter provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which XCF or its affiliates now engage or propose to engage or (ii) otherwise competing with XCF or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for XCF or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to XCF or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Charter does not renounce XCF’s interest in any business opportunity that is expressly offered to, or acquired or developed by a non-employee director solely in his or her capacity as a director or officer of XCF. To the fullest extent permitted by law, a corporate opportunity shall not be deemed to be a potential corporate opportunity for XCF if it is a business opportunity that (i) XCF is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of XCF’s business or is of no practical advantage to XCF or (iii) is one in which XCF has no interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions is to eliminate the rights of XCF and its stockholders, through stockholders’ derivative suits on XCF’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that XCF must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit XCF and its stockholders. In addition, your investment may be adversely affected to the extent XCF pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to XCF’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, NewCo has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Registration Rights

We have entered into registration rights agreement with certain of our securityholders, pursuant to which, among other things, the securityholders will have specified rights to require XCF to register all or a portion of their shares under the Securities Act.

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PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Stockholders. The shares may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for the shares of common stock;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our common stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Neither we nor the Selling Stockholders can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Stockholders.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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We also have agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $300,000.

Our shares of common stock are currently listed on the Nasdaq Global Market under the symbol “SAFX.”

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Shumaker, Loop & Kendrick, LLP, Tampa, Florida.

EXPERTS

XCF Global

The audited consolidated financial statements of XCF Global as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DevvStream

The financial statements of DevvStream Corp. as of July 31, 2025 and for the year ended July 31, 2025, have been incorporated by reference in this prospectus in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of DevvStream Holdings Inc. as of July 31, 2024 and for the year ended July 31, 2024, have been incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of MNP LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Southern Energy

The financial statements of Southern Energy as of July 31, 2025 and for the period from May 15, 2025 (inception) to July 31, 2025 have been audited by Davidson & Company LLP, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to XCF and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus forms a part. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The reports and other information we file with the SEC are also available at our website at www.xcf.global. We have included the web addresses for the SEC and us as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites does not constitute part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-42687. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	Amendment No.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 28, 2026;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 17, 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 15, 2026; January 26, 2026 (other than information furnished under Item 7.01 and exhibits related thereto); February 6, 2026; March 10, 2026 (other than information furnished under Item 7.01 and exhibits related thereto); April 9, 2026; April 14, 2026 (other than information furnished under Item 7.01 and exhibits related thereto); April 14, 2026; May 4, 2026; May 12, 2026; May 13, 2026; May 29, 2026; June 12, 2026; June 17, 2026; July 8, 2026; July 22, 2026; July 27, 2026, August 18, 2026, September 1, 2026 and September 8, 2026;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 10, 2026;

●	the description of our common stock set forth in the registration statement on Form 8-A12B, filed with the SEC on June 6, 2025, including any amendments or reports filed for purposes of updating such description; and

●	the information under the headings “RISK FACTORS,” “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION,” “INDEX TO FINANCIAL STATEMENTS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF XCF GLOBAL,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DEVVSTREAM,” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SOUTHERN ENERGY” in our prospectus, dated July 27, 2026, to our registration statement on Form S-4 (File No. 333-296774), filed with the SEC on July 27, 2026.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to XCF Global, Inc., Attn: Corporate Secretary, 3040 Post Oak Blvd., Floor 18, Suite 164, Houston, Texas 77056, and our telephone number is (346) 630-4724.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by XCF Global, Inc. All amounts shown are estimates except with respect to the SEC registration fee.

Amount
SEC registration fee		$13,102.12
Accounting fees and expenses		*
Legal fees and expenses		*
Printing fees and expenses		*
Miscellaneous		*
Total	$	*

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of our common stock covered by this registration statement will be borne by the selling securityholders named herein. We will pay all other relating to the registration of the securities, as estimated in the table above.

Item 14.	Indemnification of Directors and Officers.

The registrant is governed by the Delaware General Corporation Law (“DGCL”), as the same exists or may hereafter be amended. Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

The registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was our director or executive officer (as defined in our Bylaws) or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director or executive officer at our request.

Our amended and restated bylaws eliminate the liability of directors and officers to the fullest extent permitted by the DGCL. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of directors and officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except for liabilities arising (i) from any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) from any transaction from which the director derived an improper personal benefit, or (iv) with respect to a director, under Section 174 of the DGCL, and with respect to an officer, from any action by or in the right of the corporation.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers.

In addition, we have purchased directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us in connection with our obligations to indemnify our officers and directors.

The foregoing is only a summary of certain aspects of the DGCL and the registrant’s amended and restated certificate of incorporation and amended and restated bylaws relating to limitation of liability and indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws.

II-1

Item 16.	Exhibits.

Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

Exhibit No.	Description
2.1+	Business Combination Agreement, dated March 11, 2024, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on March 12, 2024)
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of November 29, 2024, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on December 5, 2024)
2.3	Amendment No. 2 to the Business Combination Agreement, dated as of April 4, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on April 7, 2025)
2.4	Amendment No. 3 to the Business Combination Agreement, dated as of April 4, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
2.5	Waiver of Closing Conditions dated as of June 5, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 6, 2025)
2.6	Membership Interest Purchase Agreement by and among RESC Renewables Holdings, LLC and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.24 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.7	Membership Interest Purchase Agreement by and among Randy Soule and GL Part I SPV, LLC and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.25 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.8	Security Agreement-Pledge between XCF Global Capital, Inc. and RESC Renewables Holdings, LLC (incorporated by reference to Exhibit 10.26 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.9+	Asset Purchase Agreement by and between XCF Global Capital, Inc. and Good Steward Biofuels FL, LLC (incorporated by reference to Exhibit 10.27 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.10+	Asset Purchase Agreement by and between XCF Global Capital, Inc. and Southeast Renewables LLC (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
3.1	Amended and Restated Certificate of Incorporation of XCF Global, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
3.2	Amended and Restated Bylaws of XCF Global, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.2	Warrant Agreement dated as of October 4, 2021 between Focus Impact BH3 Acquisition Company (formerly known as Crixus BH3 Acquisition Company) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on October 7, 2021)
4.3	Warrant Assignment and Assumption Agreement (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.4	Description of Securities (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K of XCF Global, Inc filed with the SEC on March 31, 2026)
5.1#	Opinion of Shumaker, Loop & Kendrick, LLP
23.1	Consent of Turner, Stone & Company, LLP (XCF Global Capital, Inc.) (incorporated by reference to Exhibit 23.1 to the Amendment No. 1 on Form S-1 filed with the SEC on November 26, 2025)
23.2	Consent of Turner, Stone & Company, LLP (XCF Global, Inc.) (incorporated by reference to Exhibit 23.2 to the Amendment No. 1 on Form S-1 filed with the SEC on November 26, 2025)
23.3	Consent of Grant Thornton LLP (XCF Global Capital, Inc.) (incorporated by reference to Exhibit 23.3 to the Amendment No. 1 on Form S-1 filed with the SEC on November 26, 2025)
23.4	Consent of Grant Thornton LLP (XCF Global, Inc.)
23.5	Consent of Davidson & Company LLP, independent registered public accounting firm of DevvStream Corp.
23.6	Consent of MNP LLP, independent registered public accounting firm of DevvStream Holdings Inc
23.7	Consent of Davidson & Company LLP, independent registered public accounting firm of Southern Energy
23.8	Consent of Grant Thornton LLP (Focus Impact BH3 Acquisition Company) (incorporated by reference to Exhibit 23.5 to the Amendment No. 1 on Form S-1 filed with the SEC on November 26, 2025)
23.9#	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1)

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**	Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted (indicated by “[**]”) as the registrant has determined that the omitted information (i) is not material and (ii) the type of information that the registrant customarily and actually treats as private or confidential.

#	Previously filed.

(d) Exhibits.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 9, 2026.

XCF Global, Inc.

By:	/s/ Christopher Cooper
Christopher Cooper Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Cooper	Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2026
Christopher Cooper

*	Chief Financial Officer (Principal Financial Officer)	September 9, 2026
Harvey Schnitzer

*	Director	September 9, 2026
Sanford Cockrell

*	Director	September 9, 2026
Si-Yeon Kim

*	Director	September 9, 2026
Carter McCain

*	Director	September 9, 2026
Wray Thorn

By:	/s/ Christopher Cooper
Christopher Cooper
Attorney-In-Fact

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